EXHIBIT 99.1

Grove Inc. Closes Acquisition of Programmatic Advertising Company Interactive Offers

HENDERSON, NV / October 20, 2021 / Grove, Inc. (NASDAQ:GRVI) (“Grove” or the “Company”),Grove Inc., a global innovator in hemp, health, and wellness, has completed its previously announced acquisition of Florida based advertising company Interactive Offers. Interactive Offers and its SaaS programmatic advertising platform has served the tech space with great success over the last several years. Interactive Offers current revenue projection of $10-12 million for 2022 provides Grove with a solid entry into the Programmatic Ad space and adds a unique in-house advertising platform to leverage and scale its current and future brands.

The closing of the acquisition comes on the back of Grove’s launch of Upexi, it’s new Amazon aggregation division. Interactive Offers’ ad platform is seen as a key asset in this division as sellers will be able to access the platform to drive further product sales, growth, and advertising efficiencies. Grove

Allan Marshall, Chief Executive Officer of Grove stated, “The technology is set up and designed for ease of use and efficiencies in deliverability and reporting across email, native ads, and display. It not only fills a void for our brands but gives all of our clients a unique ad platform that they can take advantage of immediately. With the new revenue stream from our Adtech Technology division, we will look to grow our Programmatic revenues while growing our current brands and additional brands we acquire in the future. The platform is another service available to our clients helping them grow their business and growing the advertising vertical itself.”

Synergies and Strategic Highlights of the Acquisition

•	SAAS Technology in the Adtech vertical will allow Grove to boost the scale and growth of any brand launched or purchased in the future.

•	Interactive Offers SaaS Platform expansion into the Hemp and Cannabis space and fills the needed advertising void for Grove to grow product sales for in-house brands and partner brands.

•	Interactive Offers business grows through access to Grove’s clients who need advertising partners and a full-service SaaS platform.

•	Interactive Offers technology development team will handle all planned development of the CBD.IO platform to become an industry leader of CBD sales for brands.

About Grove, Inc.

Grove, Inc. is in the business of developing, producing, marketing and selling quality products and end consumer products containing the industrial hemp plant extract Cannabidiol (“CBD”), as well as diversified products in other verticals. The Company sells to numerous consumer markets including the botanical, beauty care, pet care and functional food sectors. It seeks to take advantage of an emerging worldwide trend to re-energize the production of industrial hemp and to foster its many uses for consumers.

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Company Contact

Andrew Norstrud

Email: investorinfo@cbd.io

Phone: (702) 332-5591

Investor Relations Contact

TraDigital IR

John McNamara

Email: john@tradigitalir.com

Phone: (917) 658-2602

Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

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